EXHIBIT 3(i)


                          ARTICLES OF RESTATEMENT

                               restating the
                   RESTATED ARTICLES OF INCORPORATION OF

                                ASHLAND INC.

         Pursuant to the provisions of KRS Section 271B.10-070, Ashland Inc. hereby adopts these Articles of Restatement for the purpose of restating its Restated Articles of Incorporation, as amended to date.

         First:  The name of the corporation is Ashland Inc.

         Second: The text of the corporation's Second Restated Articles of Incorporation is set forth on Exhibit A attached hereto.

                                CERTIFICATE

         Pursuant to KRS Section 271B.10-070(4), the undersigned hereby certifies that:

                  (1) the text of the corporation's Second Restated Articles of Incorporation set forth on Exhibit A attached hereto does not contain an amendment to the articles requiring shareholder approval; and

                  (2) the board of directors adopted the Second Restated Articles of Incorporation.

         These Articles of Restatement restating the Restated Articles of Incorporation of Ashland Inc. have been executed as of the 21st day of July, 2005.

                                ASHLAND INC.



                               By:  /s/ David L. Hausrath
                                   -----------------------------------------
                                    David L. Hausrath
                                    Senior Vice President


THIS INSTRUMENT PREPARED BY:

/s/ Linda L. Foss
---------------------------------
Linda L. Foss
50 E. RiverCenter Boulevard
Covington, Kentucky
(859) 815-3483

                                                                  EXHIBIT A

                 SECOND RESTATED ARTICLES OF INCORPORATION
                                     OF
                                ASHLAND INC.

----------------------------------------------------------------------------

                                 ARTICLE I

         The name of the corporation is Ashland Inc. (hereinafter called the "Company" or the "Corporation").

                                ARTICLE II

         The purpose for which the Company is organized is the transaction of any or all lawful businesses for which corporations may be organized under the Kentucky Business Corporation Act, or any act amendatory thereof, supplemental thereto or substituted therefor (hereinafter called the "Act"), and to do all things necessary, convenient, proper or desirable in connection with or incident to any of the Company's businesses.

                                ARTICLE III

         A. The Company shall have all the powers conferred upon a corporation organized under the Act and shall have all powers necessary, convenient or desirable in order to fulfill and further the purpose of the Company.

         B. The Company shall have the power to purchase shares of the stock of the Company to the extent of unreserved and unrestricted capital and earned surplus of the Company and to any greater extent permitted by the Act.

         C. The Board of Directors of the Company may distribute to the shareholders of the Company a portion of the Company's assets, in cash or property, out of capital surplus of the Company and from any other source permitted by the Act.
                                ARTICLE IV

         A. The aggregate number of shares which the Company is authorized to issue is 30,000,000 shares of Cumulative Preferred Stock (hereinafter called the "Preferred Stock"), and 200,000,000 shares of Common Stock, par value $0.01 per share (hereinafter called the "Common Stock").

         B. Preferred Stock

            (1) To the extent permitted by the Act, the Board of Directors is authorized, by resolution, to cause the Preferred Stock to be divided into and issued from time to time in one or more series and to fix and determine the designation and number of shares, and the relative rights and preferences of the shares, of each such series, and to change shares of one series that have been redeemed or reacquired into shares of another series.

            (2) All shares of Preferred Stock shall rank equally and be identical in all respects except as to the relative rights and preferences of any series fixed and determined by the Board of Directors, which may vary to the extent permitted by the Act.

            (3) The Preferred Stock shall be preferred over the Common Stock as to payment of dividends. Before any dividends or distributions
(other than dividends or distributions payable in Common Stock) on the Common Stock shall be declared and set apart for payment or paid, the holders of shares of each series of Preferred Stock shall be entitled to receive dividends (either in cash, shares of Common Stock or Preferred Stock, or otherwise) when, as and if declared by the Board of Directors, at the rate and on the date or dates fixed in the resolution adopted by the Board of Directors establishing such series, and no more. With respect to each series of Preferred Stock, the dividends on each share of such series shall be cumulative from the date of issue of such share unless some other date is fixed in the resolution adopted by the Board of Directors establishing such series. Accruals of dividends shall not bear interest.

            (4) The Preferred Stock shall be preferred over the Common Stock as to assets so that the holders of each series of Preferred Stock shall be entitled to be paid, upon the voluntary or involuntary liquidation, dissolution or winding up of the Company and before any distribution is made to the holders of Common Stock, the amount fixed in the resolution adopted by the Board of Directors establishing such series, but in such case the holders of such series of Preferred Stock shall not be entitled to any other or further payment. If upon any such liquidation, dissolution or winding up of the Company its net assets shall be insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding Preferred Stock are entitled, the entire remaining net assets of the Company shall be distributed among the holders of each series of Preferred Stock in amounts proportionate to the full amounts to which the holders of each such series are respectively so entitled. For purposes of this paragraph (4), the voluntary sale, lease, exchange or transfer of all or substantially all of the Company's property or assets to, or its consolidation or merger with, one or more corporations shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company.

            (5) All shares of any series of Preferred Stock shall be redeemable to the extent permitted by the Act and fixed in the resolution adopted by the Board of Directors establishing such series. All shares of any series of Preferred Stock shall be convertible into shares of Common Stock or into shares of any other series of Preferred Stock to the extent permitted by the Act and fixed in the resolution adopted by the Board of Directors establishing such series.

            (6) Unless otherwise provided herein or by the Act, or unless otherwise provided in the resolution adopted by the Board of Directors establishing any series of Preferred Stock, the holders of shares of Preferred Stock shall be entitled to one vote for each share of Preferred Stock held by them on all matters properly presented to shareholders, the holders of Common Stock and the holders of all series of Preferred Stock voting together as one class.

            (7) So long as any shares of Preferred Stock are outstanding, the Company shall not:

                (a) Redeem, purchase or otherwise acquire any shares of Common Stock if at the time of making such redemption, purchase or acquisition, the Company shall be in default with respect to any dividends accrued on, or any obligation to retire, shares of Preferred Stock.

                (b) Without the affirmative vote or consent of the holders of at least 66-2/3% of the number of shares of Preferred Stock at the time outstanding, voting or consenting (as the case may be) separately as a class without regard to series, given in person or by proxy, either in writing or by resolution adopted at a meeting called for the purpose, (i) create any class of stock ranking prior to the Preferred Stock as to dividends or upon liquidation or increase the authorized number of shares of any such class of stock or (ii) alter or change any of the provisions of these Articles of Incorporation so as adversely to affect the relative rights and preferences of the Preferred Stock or (iii) increase the authorized number of shares of Preferred Stock.

                (c) Without the affirmative vote or consent of the holders of at least 66-2/3% of the number of shares of any series of Preferred Stock at the time outstanding, voting or consenting (as the case may be) separately as a series, given in person or by proxy, either in writing or by resolution adopted at a meeting called for the purpose, alter or change any of the provisions of these Articles of Incorporation so as adversely to affect the relative rights and preferences of such series.

            (8) Series A Participating Cumulative Preferred Stock

                I. Designation and Number of Shares. This series of the Cumulative Preferred Stock shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"). The number of shares initially issuable as the Series A Preferred Stock shall be 500,000; provided, however, that, if more than a total of 500,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement dated as of May 16, 1996, between Ashland Inc., a Kentucky corporation, and National City Bank, as Rights Agent (the "Rights Agreement"), as amended as of March 18, 2004 and April 27, 2005, the Board of Directors of the Corporation, pursuant to
Section 271B.10-060 of the Kentucky Business Corporation Act, shall direct by resolution or resolutions that Articles of Amendment of the Articles of Incorporation of the Corporation be properly executed and filed with the Secretary of State of Kentucky providing for the total number of shares issuable as Series A Preferred Stock to be increased (to the extent that the Articles of Incorporation then permit) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

                II. Dividends or Distributions. (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (i) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in the amount of $.01 per whole share (rounded to the nearest cent), less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause
(ii) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock (the total of which shall not, in any event, be less than zero) and (ii) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of non-cash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used herein, the "Formula Number" shall be 1,000; provided, however, that, if at any time after the Master Agreement Closing Date (as defined below), the Corporation shall (x) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (y) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or
(z) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that, if at any time after the Master Agreement Closing Date, the Corporation shall issue any shares of its capital stock in a merger, share exchange, reclassification, or change of the outstanding shares of Common Stock, then, in each such event, the Formula Number shall be appropriately adjusted to reflect such merger, share exchange, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, share exchange, reclassification or change. For purposes of this subsection (a), the term "Master Agreement
Closing Date" shall mean the date the merger of EXM LLC into the Corporation pursuant to the plan of merger contained in that certain Master Agreement, dated as of March 18, 2004, among Ashland Inc., ATB Holdings Inc., EXM LLC, the Corporation, Marathon Oil Corporation, Marathon Oil Company, Marathon Domestic LLC, and Marathon Ashland Petroleum LLC, as amended by Amendment No. 1, dated as of April 27, 2005, is effective.

                    (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section (2) (a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

                    (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, that dividends on such shares that are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock that are originally issued prior to the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding and entitled to receive such dividends.

                    (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock, unless, in each case, the dividend required by this
Section II to be declared on the Series A Preferred Stock shall have been declared and paid.

                    (e) The  holders  of the  shares of Series A  Preferred
Stock  shall  not  be  entitled   to  receive   any   dividends   or  other
distributions, except as provided herein.

                III. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                    (a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or shareholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Stock or shareholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

                    (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one voting group for the election of directors of the Corporation and on all other matters submitted to a vote of shareholders of the Corporation.

                    (c) If, at the time of any annual meeting of shareholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a voting group to the exclusion of the holders of Common Stock, shall be entitled at said meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Formula Number. Until the default in payments of all dividends that permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast such number of votes as are required by law for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled only by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate to the extent permitted by law, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section III(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section III.

                    (d) Except as provided herein, in Section XI or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

                IV. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section II are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                        (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                        (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                        (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                        (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
(a) of this Section IV, purchase or otherwise acquire such shares at such time and in such manner.

                V. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $.01 per whole share or (ii) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                VI. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then, in any such case, the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section VI and Section II appear to apply to a transaction, this Section VI will control.

                VII. No Redemption; No Sinking Fund. (a) The shares of Series A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

                    (b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

                VIII. Ranking. The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

                IX. Fractional Shares. The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights
Agreement in whole shares or in any fraction of a share that is one-thousandth (1/1,000) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (a) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one-thousandth (1/1,000) of a share or any integral multiple thereof or (b) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

                X. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without par value, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

                XI. Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein or in the Articles of Incorporation shall be amended in any manner that would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect such holders adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate voting group; provided, however, that no such amendment approved by the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of Series A Preferred Stock originally issued upon exercise of a Right after the time of such approval without the approval of such holder.

        C. Common Stock

           (1) The holders of Common Stock of the Company shall be entitled to one vote for each share of Common Stock held by them on all matters properly presented to shareholders, except as otherwise provided herein or by the Act.

           (2) Subject to the preferential rights of Preferred Stock set forth herein or in the resolution adopted by the Board of Directors establishing any series of Preferred Stock, such dividends (either in cash, shares of Common Stock or Preferred Stock, or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time in accordance with the Act.

           (3) Subject to the preferential rights of Preferred Stock set forth herein or in the resolution adopted by the Board of Directors establishing any series of Preferred Stock, the holders of Common Stock shall be entitled to receive the net assets of the Company upon dissolution.

         D. No holder of shares of any class of stock of the Company shall have any preemptive right to subscribe to stock, obligations, warrants, subscription rights or other securities of the Company of any class, whether now or hereafter authorized.

                                 ARTICLE V

         The Company shall have perpetual existence.


                                ARTICLE VI

         Subject to the restriction that the number of directors shall not be less than the number required by the laws of the Commonwealth of Kentucky, the number of directors may be fixed, from time to time, pursuant to the By-laws of the Company.

         The members of the Board of Directors (other than those who may be elected by the holders of any class or series of capital stock of the Company having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of these Articles of Incorporation or of such class or series of stock) shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-laws of the Company, one class to be originally elected for a term expiring at the first annual meeting of the shareholders after their election, another class to be originally elected for a term expiring at the second annual meeting of the shareholders after their election, and another class to be originally elected for a term expiring at the third annual meeting of the shareholders after their election, with each class to hold office until the successors of such class are elected and qualified. At each annual meeting of the shareholders, the date of which shall be fixed by or pursuant to the By-laws of the Company, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

         Subject to any requirements of law and the rights of any class or series of capital stock of the Company having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of these Articles of Incorporation or of such class or series of stock (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the terms of such class or series), the affirmative vote of the holders of 80% or more of the voting power of the then outstanding voting stock of the Company, voting together as a single class, shall be required to remove any director without cause. For purposes of this Article VI, "cause" shall mean the willful and continuous failure of a director to substantially perform such director's duties to the Company, other than any such failure resulting from incapacity due to physical or mental illness, or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Company. As used in these Articles of Incorporation, "voting stock" shall mean shares of capital stock of the Company entitled to vote generally in an election of directors.

         Subject to any requirements of law and the rights of any class or series of capital stock of the Company having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of these Articles of Incorporation or of such class or series of stock, newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or as otherwise provided in the By-laws, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-laws. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successors shall have been elected and qualified.

                                ARTICLE VII

         In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to:

         A. adopt any By-laws that the Board of Directors may deem necessary or desirable for the efficient conduct of the affairs of the Company, including, but not limited to, provisions governing the conduct of, and the matters which may properly be brought before, annual or special meetings of the shareholders and provisions specifying the manner and extent to which prior notice shall be given of the submission of proposals to be considered at any such meeting or of nominations for election of directors to be held at any such meeting; and

         B. repeal, alter or amend the By-laws.

         In addition to any requirements of law and any other provisions of these Articles of Incorporation or the terms of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the terms of such class or series), the affirmative vote of the holders of 80% or more of the voting power of the then outstanding voting stock of the Company, voting together as a single class, shall be required to amend, alter or repeal any provision of the By-laws.

                               ARTICLE VIII

         A. A higher than majority vote of shareholders for certain Business Combinations shall be required as follows:

            (1) In addition to any affirmative vote otherwise required by law or these Articles of Incorporation or the terms of any class or series of capital stock of the Company having a preference over the Common Stock as to dividends or upon liquidation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the terms of such class or series) and except as otherwise expressly provided in Section B of this Article VIII:

               (a) any merger or consolidation of the Company or any Subsidiary with an Interested Shareholder or with any other corporation, whether or not itself an Interested Shareholder, which is, or after such merger or consolidation would be, an Affiliate of an Interested Shareholder who was an Interested Shareholder prior to the transaction;

               (b) any sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one transaction or a series of transactions in any twelve-month period, to any Interested Shareholder or any Affiliate of an Interested Shareholder, other than the Company or any Subsidiary, of any assets of the Company or any Subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors, an aggregate book value as of the end of the Company's most recently ended fiscal quarter of 5% or more of the total market value of the outstanding stock of the Company or of its net worth as of the end of its most recently ended fiscal quarter;

               (c)  the   issuance  or  transfer  by  the  Company  or  any
Subsidiary, in one transaction or a series of transactions in any twelve-month period, of any equity securities of the Company or any Subsidiary which have an aggregate market value of 5% or more of the total market value of the outstanding stock of the Company, determined as of the end of the Company's most recently ended fiscal quarter prior to the first such issuance or transfer, to any Interested Shareholder or any Affiliate of any Interested Shareholder, other than the Company or any Subsidiary, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the Company's voting stock or any other method affording substantially proportionate treatment to the holders of voting stock;

               (d) the adoption of any plan or proposal for the liquidation or dissolution of the Company in which anything other than cash will be received by an Interested Shareholder or any Affiliate of an Interested Shareholder; or

               (e) any reclassification of securities, including any reverse stock split; any recapitalization of the Company; any merger or consolidation of the Company with any Subsidiary; or any other transaction which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by 5% or more the proportionate amount of the outstanding shares of any class of equity securities of the Company or any Subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the recommendation of the Board of Directors and the affirmative vote of the holders of at least (i) 80% of the voting power of the then outstanding voting stock of the Company, voting together as a single class, and (ii) two-thirds of the voting power of the then outstanding voting stock other than voting stock beneficially owned by the Interested Shareholder who is, or whose Affiliate is, a party to the Business Combination or by an Affiliate or Associate of such Interested Shareholder, voting together as a single class.

            (2) The term "Business Combination" as used in this Article VIII shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of paragraph (1) of Section A of this Article VIII.

         B. The provisions of Section A of this Article VIII shall not be applicable to any Business Combination, and such Business Combination shall require only such affirmative vote (if any) as is required by law, any other provision of these Articles of Incorporation or the terms of any class or series of capital stock of the Company having a preference over the Common Stock as to dividends or upon liquidation, if all conditions specified in either of the following paragraphs (1) or (2) are met:

            (1) The Business Combination shall have been approved by resolution by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum consisting of at least a majority of the then Continuing Directors was present; or

            (2) All the following five conditions have been met:

               (a) The aggregate amount of the cash and the market value as of the Valuation Date of consideration other than cash to be received per share by holders of Common Stock in such Business Combination is at least equal to the highest of the following:

                   (i) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of Common Stock (a) within the two-year period immediately prior to the Announcement Date or (b) in the transaction in which it became an Interested Shareholder, whichever is higher;

                   (ii) the market value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                   (iii) the price per share equal to the market value per share of Common Stock determined pursuant to clause (ii) immediately preceding, multiplied by the fraction resulting from (a) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date, over (b) the market value per share of Common Stock on the first day in such two-year period on which the Interested Shareholder acquired any shares of Common Stock.

               (b) The aggregate amount of the cash and the market value as of the Valuation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than Common Stock is at least equal to the highest of the following, whether or not the Interested Shareholder has previously acquired any shares of a particular class or series of stock:

                   (i) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of such class of stock acquired by it
(a) within the two-year period immediately prior to the Announcement Date or (b) in the transaction in which it became an Interested Shareholder, whichever is higher;

                   (ii) the highest preferential amount per share to which the holders of shares of such class of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company;

                   (iii) the market value per share of such class of stock on the Announcement Date or on the Determination Date, whichever is higher; and

                   (iv) the price per share equal to the market value per share of such class of stock determined pursuant to clause (iii) immediately preceding, multiplied by the fraction resulting from (a) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of any class of voting stock acquired by it within the two-year period immediately prior to the Announcement Date over (b) the market value per share of the same class of voting stock on the first day in such two-year period on which the Interested Shareholder acquired any shares of the same class of voting stock.

               (c) In making any price calculation under paragraph (2) of this Section B, appropriate adjustments shall be made to reflect any reclassification or stock split (including any reverse stock split), stock dividend, recapitalization or any similar transaction which has the effect of increasing or reducing the number of outstanding shares of the stock. The consideration to be received by holders of any class or series of outstanding stock is to be in cash or in the same form as the Interested Shareholder has previously paid for shares of the same class or series of stock. If the Interested Shareholder has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either in cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.

               (d)  After  the   Interested   Shareholder   has  become  an
Interested  Shareholder  and  prior to the  consummation  of such  Business
Combination:

                   (i) there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends, whether or not cumulative, on any outstanding Preferred Stock of the Company or other capital stock entitled to a preference over the Common Stock as to dividends or upon liquidation;

                   (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock, except as necessary to reflect any subdivision of the Common Stock, and no failure to increase the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or other similar transaction which has the effect of reducing the number of outstanding shares of Common Stock; and

                   (iii) the Interested Shareholder did not become the beneficial owner of any additional shares of stock of the Company except as part of the transaction which resulted in such Interested Shareholder or by virtue of proportionate stock splits or stock dividends.

The provisions of clauses (i) and (ii) immediately preceding shall not apply if neither an Interested Shareholder nor any Affiliate or Associate of an Interested Shareholder voted as a director of the Company in a manner inconsistent with such clauses and the Interested

Shareholder, within ten days after any act or failure to act inconsistent with such clauses, notifies the Board of Directors of the Company in writing that the Interested Shareholder disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act.

               (e) After the Interested Shareholder has become an Interested Shareholder, the Interested Shareholder shall not have received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advance, guarantees, pledges or other financial assistance provided by the Company or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise.

        C.  For purposes of this Article VIII:

            (1) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 30, 2005 (the term "registrant" in such Rule 12b-2 meaning in this case the Company).

            (2) "Announcement Date" means the first general public announcement of the proposal or intention to make a proposal of the Business Combination or its first communication generally to shareholders of the Company, whichever is earlier.

            (3) "Beneficial owner" when used with respect to any voting stock, means a person who, individually or with any Affiliate or Associate has:

                   (i) the right to acquire voting stock, whether such right is exercisable immediately or only after the passage of time and whether or not such right is exercisable only after specified conditions are met pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

                   (ii) the right to vote voting stock pursuant to any agreement, arrangement, or understanding; or

                   (iii) any agreement, arrangements, or understanding for the purpose of acquiring, holding, voting or disposing of voting stock with any other person who beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such shares of voting stock.

            (4) "Continuing Director" means any member of the Board of Directors who is not an Affiliate or Associate of an Interested Shareholder or any of its Affiliates, other than the Company or any Subsidiary, and who was a director of the Company prior to the time the Interested Shareholder became an Interested Shareholder, and any other member of the Board of Directors who is not an Affiliate or Associate of an Interested Director or any of its Affiliates, other than the Company or any Subsidiary, and was recommended or elected by a majority of the Continuing Directors at a meeting at which a quorum consisting of a majority of the Continuing Directors is present.

            (5) "Determination Date" means the date on which an Interested Shareholder first became an Interested Shareholder.

            (6) "Equity Security" means:

               (a) any stock or similar security, certificate of interest, or participation in any profit-sharing agreement, voting trust certificate, or certificate of deposit for the foregoing;

               (b) any security convertible, with or without consideration, into an equity security, or any warrant or other security carrying any right to subscribe to or purchase an equity security; or

               (c) any put, call, straddle, or other option, right or privilege of acquiring an equity security from or selling an equity security to another without being bound to do so.

            (7) "Interested Shareholder" means any person, other than ATB Holdings Inc., a corporation incorporated under the laws of Delaware on March 9, 2004 ("HoldCo"), the Company or any Subsidiary, who:

               (a) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of the Company; or

               (b) is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the Company.

For the purpose of determining whether a person is an Interested Shareholder, the number of shares of voting stock deemed to be outstanding shall include shares deemed owned by the person through application of paragraph (3) of this Section C but shall not include any other shares of voting stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise. Furthermore, any such beneficial ownership or voting power arising solely out of a trustee or custodial relationship of any person in connection with a Company "employee benefit or stock plan" shall be excluded for purposes of determining whether or not any such person is an Interested Stockholder. For purposes hereof, the term "employee benefit or stock plan" of the Company shall mean any option, bonus, appreciation, profit sharing, retirement, incentive, thrift, employee stock ownership, dividend reinvestment, savings or similar plan of the Company.

            (8) "Market Value" means:

               (a) in the case of stock, the highest closing sale price during the 30 calendar day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on such Composite Tape, on the New York Stock Exchange, or if such stock is not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30 calendar day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum consisting of at least a majority of the then Continuing Directors is present; and

               (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum consisting of at least a majority of the then Continuing Directors is present.

            (9) "Subsidiary" means any corporation of which voting stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Company.

            (10) "Valuation Date" means:

               (a) for a Business Combination voted upon by shareholders, the later of the day prior to the date of the shareholders' vote or the date 20 business days prior to the consummation of the Business Combination; and

               (b)  for  a   Business   Combination   not  voted   upon  by
shareholders, the date of the consummation of the Business Combination.

            (11) "Voting Stock" means shares of capital stock of the Company entitled to vote generally in an election of directors.

         D. In addition to any requirements of law and any other provisions of these Articles of Incorporation or the terms of any class or series of capital stock of the Company entitled to a preference over the Common Stock as to dividends or upon liquidation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the terms of such class or series), the affirmative vote of

            (1) the holders of at least 80% of the voting power of the then outstanding voting stock of the Company, voting together as a single class, and
            (2) the holders of at least two-thirds of the voting power of the then outstanding voting stock of the Company other than the Interested Shareholder, voting together as a single class,

shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article VIII.

         E. In addition to the higher voting requirements contained in this
Article VIII, the Kentucky Business Combination statutes (Sections 271B.12-200 through 271B.12-230 of the Act, as amended or supplemented) shall apply to any Business Combination (as defined therein) of the Company or any Subsidiary in accordance with their terms, provided that HoldCo shall be excluded from the definition of an "Interested Shareholder" of the Corporation thereunder.

                                ARTICLE IX

         In addition to any requirements of law and any other provisions of these Articles of Incorporation or the terms of any class or series of capital stock of the Company having a preference over the Common Stock as to dividends or upon liquidation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the terms of such class or series), the affirmative vote of the holders of 80% or more of the voting power of the then outstanding voting stock of the Company, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article IX or Article VI or VII of these Articles of Incorporation. Subject to the foregoing provisions of this Article IX and Section D of Article VIII, the Company reserves the right from time to time to amend, alter, change, add to or repeal any provision contained in these Articles of Incorporation in any manner now or hereafter prescribed by law and in these Articles of Incorporation, and all rights and powers at any time conferred upon shareholders, directors and officers of the Company by these Articles of Incorporation or any amendment thereof are subject to the provisions of this Article IX and Section D of Article VIII.

                                 ARTICLE X

         The Company may, to the maximum extent permitted by law, indemnify any director, officer, employee or agent of the Company against costs and expenses (including but not limited to attorneys' fees) and any liabilities (including but not limited to judgments, fines, penalties and settlements) paid by or imposed against any such person in connection with any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, legislative, investigative or other (including any appeal relating thereto) and whether made or brought by or in the right of the Company or otherwise, in which any such person is involved, whether as a party, witness, or otherwise, because he or she is or was a director, officer, employee or agent of the Company or a predecessor of the Company or a director, officer, partner, trustee, employee or agent of any other corporation, partnership, employee benefit plan or other entity.

         The indemnification authorized by this Article X shall not supersede or be exclusive of any other right of indemnification which any such person may have or hereafter acquire under any provision of these Articles of Incorporation or the By-laws of the Company, agreement, vote of shareholders or disinterested directors or otherwise. The Company may take such steps as may be deemed appropriate by the Board of Directors to provide indemnification to any such person, including, without limitation, entering into contracts for indemnification between the Company and individual directors, officers, employees or agents which may provide rights to indemnification which are broader or otherwise different than the rights authorized by this Article X. The Company may take such steps as may be deemed appropriate by the Board of Directors to secure, subject to the occurrence of such conditions or events as may be determined by the Board of Directors, the payment of such amounts as are required to effect any indemnification permitted or authorized by this Article X, including, without limitation, purchasing and maintaining insurance, creating a trust fund, granting security interests or using other means (including, without limitation, irrevocable letters of credit).

         Any   amendment  or  repeal  of  this  Article  X  shall   operate
prospectively only and shall not affect any action taken, or failure to act, by the Company or any such person prior to such amendment or repeal.

                                ARTICLE XI

         No director shall be personally liable to the Company or its shareholders for monetary damages for breach of his or her duties as a director except to the extent that the applicable law from time to time in effect shall provide that such liability may not be eliminated or limited.

         Neither the amendment nor repeal of this Article XI shall affect the liability of any director of the Company with respect to any act or failure to act which occurred prior to such amendment or repeal.

         This Article XI is not intended to eliminate or limit any protection otherwise available to the directors of the Company.

                                ARTICLE XII

         The name of the Incorporator is Linda L. Foss, and the mailing address of the Incorporator is 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012-0391.

                               ARTICLE XIII

         The mailing  address of the principal  office of the Company is 50
E. RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012-0391.